Exhibit 5.4

[CARLTON FIELDS, P.A. LETTERHEAD]

December 15, 2011

PsychSolutions, Inc.

830 Crescent Centre Drive, Suite 610

Franklin, Tennessee 37067

PsychSolutions Acquisition Corporation

830 Crescent Centre Drive, Suite 610

Franklin, Tennessee 37067

Youth and Family Centered Services of Florida, Inc.

830 Crescent Centre Drive, Suite 610

Franklin, Tennessee 37067

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special Florida counsel to PsychSolutions, Inc., a Florida corporation (“PsychSolutions”), PsychSolutions Acquisition Corporation, a Florida corporation (“PAC”) and Youth and Family Centered Services of Florida, Inc., a Florida corporation (“Youth”; collectively, the “Guarantors”), in connection with the Guarantors’ proposed guarantee, along with the other guarantors under the Indenture (as defined below), of $150,000,000 in aggregate principal amount of 12.875% Senior Notes due 2018 (the “Exchange Notes”) to be issued by Acadia Healthcare Company, Inc., a Delaware corporation (the “Company”), in connection with an exchange offer to be made pursuant to a Registration Statement on Form S-4 (such Registration Statement, as supplemented or amended, is hereinafter referred to as the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) on or about December 15, 2011, under the Securities Act of 1933, as amended (the “Securities Act”). The obligations of the Company under the Exchange Notes will be guaranteed by the Guarantors (the “Guarantees”), along with other guarantors. The Exchange Notes and the Guarantees are to be issued pursuant to an Indenture, dated as of November 1, 2011 (the “Indenture”), among the Company, the guarantors named therein and U.S. Bank National Association, as trustee.

In connection with issuing this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including:

(i) the following organizational documents of the Guarantors:

a.	Articles of Incorporation of PsychSolutions, certified by the Secretary of State of the State of Florida (“Florida Secretary”) on October 4, 2011;

PsychSolutions, Inc.

PsychSolutions Acquisition Corporation

Youth and Family Centered Services of Florida, Inc.

December 15, 2011

b.	Articles of Incorporation of PAC, certified by the Florida Secretary on October 4, 2011;

c.	Articles of Incorporation of Youth, certified by the Florida Secretary on October 4, 2011;

d.	Amended and Restated Bylaws of PsychSolutions, certified as true, correct and complete by PsychSolutions on November 1, 2011;

e.	Bylaws of PAC, certified as true, correct and complete by PAC on November 1, 2011;

f.	Amended and Restated Bylaws of Youth dated January 22, 2001, certified as true, correct and complete by Youth November 1, 2011; and

g.	Certificates of Active Status for each of PsychSolutions, PAC and Youth, issued by the Florida Secretary on October 3, 2011;

(ii) resolutions of the board of directors of each of PsychSolutions, PAC and Youth dated October 26, 2011 with respect to the issuance of the Guarantees,

(iii) the Indenture;

(iv) the Registration Statement; and

(v) the Registration Rights Agreement, dated as of November 1, 2011, by and among the Company, the Guarantors, the other guarantors party thereto and Jefferies & Company, Inc., as initial purchaser.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Guarantors and the due authorization, execution and delivery of all documents by the parties thereto other than the Guarantors. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and the Guarantors.

We have also assumed that:

(i) the Registration Statement will be effective at the time the Exchange Notes are offered as contemplated by the Registration Statement;

PsychSolutions, Inc.

PsychSolutions Acquisition Corporation

Youth and Family Centered Services of Florida, Inc.

December 15, 2011

(ii) any applicable prospectus supplement will have been prepared and filed with the Commission describing the Exchange Notes offered thereby to the extent necessary;

(iii) the Outstanding Notes (as defined in the Registration Statement) have been exchanged in the manner described in the prospectus forming a part of the Registration Statement;

(iv) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; and

(v) the Company and the Guarantors will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other federal regulatory agencies necessary for the Exchange Notes to be exchanged, offered and sold in the manner stated in the Registration Statement and any applicable prospectus supplement.

Based upon and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that:

1.	Each of PsychSolutions, PAC and Youth is a corporation existing and in active status under the laws of the State of Florida.

2.	Each of PsychSolutions, PAC and Youth has the corporate power and authority to enter into and perform its obligations under the Indenture and the Guarantees.

3.	Each of PsychSolutions, PAC and Youth has duly authorized, executed and delivered the Indenture and has duly authorized each of the Guarantees.

4.	The execution and delivery of the Indenture and the Guarantees by each of PsychSolutions, PAC and Youth and the performance by each of PsychSolutions, PAC and Youth of its obligations thereunder (including with respect to the Guarantees) do not and will not conflict with or constitute or result in a breach or default under (or an event which with notice or the passage of time or both would constitute a default under) or violation of any of, (i) the articles of incorporation, bylaws or other organizational documents of each of PsychSolutions, PAC and Youth or (ii) any statute or governmental rule or regulation of the State of Florida.

5.	No consent, approval, authorization or order of any State of Florida court or governmental authority of the State of Florida was required in connection with the execution and delivery of the Indenture or is required for the issuance by each of PsychSolutions, PAC or Youth of the Guarantees.

PsychSolutions, Inc.

PsychSolutions Acquisition Corporation

Youth and Family Centered Services of Florida, Inc.

December 15, 2011

Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any law except the laws of the State of Florida and the Florida case law decided thereunder and (ii) the “Blue Sky” laws and regulations of Florida.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion after the date of the effectiveness of the Registration Statement should the present laws of the State of Florida be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement, in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act. Kirkland & Ellis LLP may rely upon this opinion in connection with its opinion addressed to the Company, filed as Exhibit 5.1 to the Registration Statement, to the same extent as if it were an addressee hereof.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.4 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely,

/s/ Shannon B. Gray